Exhibit 99.1

Juhl Wind Appoints General Wesley Clark to its Board of Directors

Wednesday January 14, 2009, 12:17 pm EST

WOODSTOCK, Minn.--(BUSINESS WIRE)--Juhl Wind Inc. (OTCBB: JUHL - News), the Leader in Community Wind Power, today announced that retired U.S. Army General Wesley Clark has joined its board of directors and has agreed to chair the board of the entity Juhl Wind is planning to form its first wind farm asset fund. We are truly honored to have General Clark join the Juhl Wind team, stated Dan Juhl, CEO of Juhl Wind, Inc. We are very excited about the focus the General has placed on the renewable energy sector and wind energy in particular since his retirement from the Army. He has become a recognized leader in the field and someone who can bring enhanced visibility to Juhl Wind as a company.

General Wesley Clark has enjoyed a distinguished career that began with his graduation from West Point as first in his class. In 1966, he was awarded a Rhodes scholarship to Oxford University, where he earned a Masters in Politics, Philosophy and Economics. During thirty-four years of service in the United States Army, Wesley Clark rose to the rank of four-star general as NATO’s Supreme Allied Commander, Europe. After his retirement in 2000, he became an investment banker, author, commentator and businessman.

“I am so excited to join Dan and the Juhl Wind team,” Clark said. “I believe that green energy is not only important to our environment but it is a matter of national security as we work to reduce our dependence on foreign oil. Community Wind development takes both goals to the next level by keeping the ownership of our wind farms in the hands of the people of America and specifically the farmers we work with on these projects.”

“Juhl Wind is in a very unique position in the wind energy industry,” added Clark. “It is one of the only public companies that is an independent developer of wind farms that also enjoys a long-standing track record of getting wind power built and keeping it operating for years and years. The Company’s track record coupled with the reputation of Dan Juhl has led to a very strong backlog of 23 projects estimated at over 430 Megawatts. That is why the team at Juhl and I believe it is time to raise the Company’s first project equity fund designed to invest directly in the renewable energy assets we are in the process of developing.”

“General Clark is the perfect leader to chair our planned wind farm equity fund,” stated John Mitola, President of Juhl Wind. “He has the industry knowledge, investment banking experience and overriding credibility to give prospective investors additional confidence in the development of our projects.”

About Juhl Wind Inc.

Juhl Wind is an established leader in Community Based Wind Power development and management, focused on wind farm projects throughout the United States and Canada. Juhl Wind pioneered community-based wind farms, developing the currently accepted financial, operational and legal structure providing local ownership of medium-to-large scale wind farms. To date, the Company has completed 11 wind farm projects and provides operations management and oversight across the portfolio. Juhl Wind services every aspect of wind farm development from full development and ownership, general consultation and construction management to operations and maintenance. Juhl Wind is based in Woodstock, Minnesota and is traded on the OTCBB under the symbol JUHL.OB. Additional information is available at the Company’s website at www.juhlwind.com or by calling 877-584-5946 (or 877-JUHLWIN).

FORWARD LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Wind’s current expectations about its future results, performance, prospects and opportunities. Juhl Wind has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Juhl Wind and are subject to a number of risks, uncertainties and other factors that could cause Juhl Wind’s actual results, performance, prospects or opportunities in the remainder of 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Juhl Wind’s current 8K or as may be described from time to time in Juhl Wind’s subsequent SEC filings; and such factors as incorporated by reference.

Contact:

Juhl Wind Investor Relations
Jody Janson, 888-438-JUHL (5845)
iStockDaily, Inc.
Fax: 585-232-5457
Email: jody@istockdaily.com